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                                                                 EXHIBIT e(7)(e)

                                 AMENDMENT NO. 4
                                       TO
                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)


        The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Funds Group, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                 AIM FUNDS GROUP


CLASS B SHARES
--------------

AIM Balanced Fund
AIM European Small Company Fund
AIM Explorer Fund
AIM Global Utilities Fund
AIM International Emerging Growth Fund
AIM New Technology Fund
AIM Select Growth Fund
AIM Small Cap Equity Fund
AIM Value Fund
AIM Value II Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December ___, 2000


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                                          AIM FUNDS GROUP


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Attest:                                   By:
          -----------------------------         -----------------------------
              Assistant Secretary               Robert H. Graham
                                                President

                                          A I M DISTRIBUTORS, INC.


Attest:                                   By:
          -----------------------------         -----------------------------
              Assistant Secretary               Michael J. Cemo
                                                President
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